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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our reports dated February 1, 2001 included in TTM Technologies, Inc.'s Form 10-K for the year ended December 31, 2000 and our report dated August 29, 1999 with respect to the financial statements of Power Circuits, Inc. included in TTM Technologies, Inc.'s Form 8-K dated December 21, 2001 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Salt Lake City, Utah
February 1, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS